March 30, 1999

Westcap Investors, LLC
11111 Santa Monica Blvd., Ste. 820
Los Angeles, California 90025

                          INVESTMENT ADVISORY AGREEMENT

     Investors Research Fund, Inc. (the "Fund") is an open-ended, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act"). The Fund is engaged in the business of investing and reinvesting its assets in securities of the type, and in accordance with the limitations, specified in the Prospectus, Application and Statement of Additional Information dated March 1, 1999, which is part of its effective Registration Statement filed with the U.S. Securities and Exchange Commission, all in such manner and to such extent as may from time-to-time be authorized by the board of directors of the Fund. The Fund hereby retains you as investment adviser for the consideration and upon the terms and conditions hereinafter set forth:

               1. The Fund employs you to manage the investment and reinvestment of its assets and, without limiting the generality of the foregoing, to supervise the investment affairs of the Fund, to make reviews of its investments, and to effect investment changes whenever such changes appear to be desirable. In addition, you are to perform all statistical, research and analysis services necessary to the performance of you duties as investment adviser. Such services shall be rendered directly to the Fund.

               2. It is understood that you will from time-to-time employ or associate with yourself such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder, the cost of performance of such duties to be borne and paid by you. You will provide adequate and suitable office space for the performance of your duties hereunder. You will provide to the Fund in writing, promptly following request, such information regarding itself and the Fund's investments as shall be necessary for the preparation of periodic reports to the Fund's stockholders and such other documents

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INVESTMENT ADVISORY AGREEMENT
Westcap Investors, LLC - Investors Research Fund, Inc.
March 30, 1999

          and papers as may be required to comply with applicable laws and the rules, regulations and other requirements of the Securities and Exchange Commission or other federal, state or local governmental agencies. In compliance with Rule 31a-3 under the Act, you agree that all records which you maintain for the Fund are the property of the Fund. You agree to permit inspection by officers and directors of the Fund, upon reasonable notice and at reasonable times, of all records, books, correspondence, stockholder lists, and other papers and documents maintained or prepared by you in connection with the Fund's business and affairs. Furthermore, you agree to maintain, preserve and make available all such records in accordance and compliance with
          Section 31 of the Act, Section 204 of the Investment Advisers Act of 1940 (as amended) and all governmental regulations and requirements, as applicable to you in your capacity as investment adviser to the Fund.

               3. You will make  decisions  with  respect to all  purchases  and sales of securities for or on account of the Fund. To carry out such decisions, you are hereby authorized, as the Fund's agent and attorney-in-fact, for the Fund's account, at the Fund's investment risk, and in the Fund's name, to place orders for the investment and reinvestment of its assets. In all purchases, sales and other transactions in securities for the Fund, you are authorized to exercise full discretion and act for the Fund in the same manner and with the same force and effect as the officers and directors might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the futherance or conduct of such purchases, sales or other transactions. In this regard, however, it is understood that you will not be making purchases and sales of securities on behalf of the Fund in the capacity of a broker-dealer. Notwithstanding the foregoing, all procedures for the making changes in the Fund's portfolio of securities, including procedures for the placing and confirmation of orders with brokers and dealers, shall at all times be and remain subject to the direction and control of the Fund's board of directors and officers. You will, however, maintain such records and perform such duties in connection with the Fund's portfolio of securities as may be reasonably requested by the Fund, and as may be required by applicable governmental laws and regulations.

               4. The Fund  shall  provide  you with all  information  under its control which may be reasonably required for the performance of your duties hereunder, and agrees to advise you promptly of any changes in the Fund's policies which may affect any of your obligations hereunder. Except as otherwise specifically provided hereinabove, you shall have no obligation to provide supervisory or administrative services in connection with the general business and affairs of the Fund, it being expressly agreed and understood that the Fund shall employ other persons to maintain its own books and records, prepare and file with the Securities and Exchange Commission and applicable

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INVESTMENT ADVISORY AGREEMENT
Westcap Investors, LLC - Investors Research Fund, Inc.
March 30, 1999

          governmental and quasi-governmental authorities periodic reports and amendments to the Fund's Registration Statement, prepare notices of stockholders' meetings, declarations of dividends and other communications from the Fund to its stockholders, and to operate and conduct the general business and administrative affairs of the Fund. If, however, you or your affiliates shall render any such services at the request of the officers or directors of the Fund, the Fund will pay to you or such of your affiliates the fully burdened cost of such personnel for rendering such services to the Fund at such rates as shall from time-to-time be agreed upon between you and the Fund.

               5. You will report to the board of directors of the Fund at each regularly scheduled meeting thereof all changes in the Fund's portfolio since the prior report, and will furnish to the Fund from time-to-time such information as you may believe appropriate concerning the Fund's portfolio, whether concerning the individual companies whose securities are included in the Fund's portfolio, the industries in which they are engaged, or the conditions prevailing in the economy generally. You will also furnish to the Fund such statistical and analytical information with respect to securities in its portfolio as you may believe appropriate concerning the Fund's portfolio, whether concerning the individual companies whose securities are included in the Fund's portfolio, the industries in which they are engaged, or the conditions prevailing in the economy generally. You will also furnish to the Fund such statistical and analytical information with respect to the securities in its portfolio as you may believe appropriate or as the board of directors may reasonably request. In making purchases and sales of securities, you will bear in mind the policies set from time-to-time by the board of directors of the Fund as well as the limitations imposed in the Fund's Registration Statement, the Act, and the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies. Westcap will communicate with the Board of Directors of the Fund (the "Board") on the items set forth below. As the Board becomes comfortable with the progress and success of Westcap's involvement, the Board may request less information and/or longer reporting periods from Westcap. Westcap will provide the following information:

A) Performance of the Fund versus appropriate benchmarks will be communicated every two weeks. We anticipate that the appropriate benchmarks will include the S&P 500 Index, the Nasdaq Index, and other comparative data as agreed upon with the Board.

B) Westcap will provide monthly statements to the Board which will show the size of the portfolio, the transactions, receipts of dividend and interest, and performance reporting.

C) Quarterly, Westcap will provide a summary of its views on the economic and market environment, along with specific comments on portfolio holdings.

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INVESTMENT ADVISORY AGREEMENT
Westcap Investors, LLC - Investors Research Fund, Inc.
March 30, 1999

D) Westcap will meet with the Board not less than quarterly to review the entire scope of its relationship with the Fund--including, but not limited to marketing, personnel and performance.

E) Westcap encourages members of the Board to call with any questions they may have concerning any part of the relationship.

               6. All expenses and charges incident to the operation of the Fund, including, but not limited to, (a) payment of the fees payable to you under Paragraph 7, (b) custody, transfer and dividend disbursing expenses, (c) directors' fees and officers' compensation,
          (d) legal and auditing expenses, (e) clerical, accounting and other office costs of the Fund, (f) the cost of personnel providing services to the Fund, as provided in Paragraph 4, (g) costs of printing the Fund's prospectus and reports to the stockholders, (h) costs of maintenance of the Fund's corporate existence and qualifications to do business, (i) interest and bank charges, taxes, brokerage fees and commissions, (j) costs of stationery and supplies, (k) expenses and fees relating to registration and filing with the Securities and Exchange Commission and state regulatory authorities, and (l) such promotional expenses as may be contemplated by an effective plan pursuant to Rule 12b-1 under the Act, providing, however, that payment by the Fund of such promotional expenses shall be in an amount, and in accordance with the procedures set forth in such plan, and excepting those expenses to be paid by you as an incidence of the investment advisory services to be performed by you hereunder, shall be borne and paid by the Fund either directly or by way of reimbursement to you for any such expenses you have advanced pursuant to agreement with the Fund.

               7. In consideration of the services to be rendered by you, the Fund agrees to pay to you a quarterly fee equal to 0.125% of the net assets of the Fund calculated as an average of the net assets of the Fund as of the close of each month of the Fund's fiscal year; said fee not to exceed 0.5% annually of the average net assets of the Fund calculated as at the close of each month of the Fund's fiscal year. The value of the Fund's assets shall be determined in accordance with
          Section 2(a) (41) of the Act as of the last business day of each month.

               8. We shall expect of you, and you will give us the benefit of your best professional judgment and effort in rendering services to the Fund. The Fund agrees as an inducement to your undertaking, these services that neither you, nor your officers, members, employees or agents, or any affiliates of the foregoing shall be liable for any mistake of judgment or opinion in connection with the matters to which this Agreement relates, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to the Fund or its stockholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of your obligations and duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

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
INVESTMENT ADVISORY AGREEMENT
Westcap Investors, LLC - Investors Research Fund, Inc.
March 30, 1999

     The Fund agrees to indemnify, defend and hold you, and your officers, members, employees and agents, harmless from and against any and all loss, cost, damage, liability and expense (including, without limitation, reasonable attorneys' fees and costs) which you or any of them may suffer, sustain or incur as a result of (a) the Fund's breach of its representations in Section 9 hereof, or (b) any matter resulting from or arising out of the operations of the Fund prior to the date of this Agreement.

               9. The Fund hereby continuously represents to you that (a) the shares of the Fund have been and will continue to be offered and sold in compliance with all applicable federal and state securities laws, including without limitation the Act, Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, (b) the Fund is, and at all times during the term of this Agreement will be, an open-end diversified management investment company duly registered in good standing under all applicable federal and state laws, including, without limitation, the Act, (c) the Registration Statement and prospectus to which the shares of the Fund have been and will be offered and sold do not, and at all times during the term of this Agreement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements make therein not misleading, provided, however, that this clause (c) shall not apply to statements in or omissions from such Registration Statement or prospectus made in reliance upon and in conformity with information furnished to the Fund in writing by you which is incorporated accurately into such Registration Statement or prospectus, (d) no litigation or administrative proceeding or investigation of or before any court or governmental body is currently pending against the Fund and, to the best of its knowledge, none is threatened against it, and (e) this Agreement has been approved by the board of directors of the Fund, including a majority of the directors who are not interested persons thereof.

               10. This Agreement shall become effective as of March 30, 1999 and shall continue in effect until the first anniversary of such date, and thereafter for successive twelve-month periods (computed from each anniversary date), provided that such continuance is specifically approved at least annually by the board of directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in Section 2(a) (42) of the Act) of the Fund, and, in either case, by a majority of the board of directors who are not parties to this Agreement or interested persons (as defined in section 2(a) (19) of the Act) of any such party (other than as an officer or director of the Fund); provided, further, however, that if the continuation of the Agreement is not approved, you may continue to render to the Fund the services described herein in a manner and to the extent permitted by the Act and the rules and regulations thereunder. This Agreement may be terminate, without the payment of any penalty, by vote of a

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INVESTMENT ADVISORY AGREEMENT
Westcap Investors, LLC - Investors Research Fund, Inc.
March 30, 1999

          majority of the outstanding voting securities (as defined in the Act) of the Fund, or by a vote of a majority of the board of directors on sixty (60) days' written notice to you, or by you on sixty (60) days' written notice to the Fund. The Fund hereby agrees to call a meeting of the stockholders of the Fund to consider and vote upon the approval of the Agreement within a reasonable time period; and the prepare and prosecute any amendments to the Registration Statement necessitated by this Agreement. If, within the one hundred twenty (120) day period specified in Section 11, this Agreement shall not have been approved by the holders of the majority of the shares of the Fund, this Agreement shall terminate and you will be entitled to any fees earned by you as provided in Paragraph 7.

               11. The Fund represents that it has given notice of termination of its current investment advisory contract. You shall not commence providing services hereunder, or be entitled to any compensation hereunder, until the effective date of such termination. It is recognized that this contract must be approved by the Fund's shareholders pursuant to Section 15 of the Investment Company Act of 1940 within 120 days after the effective date of such termination to remain effective. The Fund will proceed promptly to solicit such approval upon signature of this agreement by you.

               12. This Agreement may not be transferred, assigned, sold, or in any manner hypothecated or pledged by you, and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or a pledge by you. The terms, "transfer", "assignment" and "sale" as used in this paragraph shall have the meanings ascribed to them by governing law and interpretations thereof contained in rules or regulations promulgated by the Securities and Exchange Commission thereunder. You may assign this Agreement in a transaction in which you rely bona fide upon Rule 2a-6 under the Act upon notice to the Fund.

               13. In the event this Agreement is terminated for any reason and no subsequent agreement is entered into between you and the Fund, all fees and all other monies due to you hereunder shall be prorated as of the effective date of termination and paid within twenty (20) business days thereafter. Upon such termination, or within a reasonable time thereafter, you shall make available to the Fund all books, records, correspondence, stockholders' lists and other papers and documents pertaining to the Fund which are in your possession or control. In the event that the Fund shall request that copies of any relevant records by delivered to it, the Fund shall pay for the copying of those records. In this regard, it is understood that it is your present practice to retain all of your records without any destruction of such records for the period required by the Act. You agree to notify the Fund immediately of any change in that policy.

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INVESTMENT ADVISORY AGREEMENT
Westcap Investors, LLC - Investors Research Fund, Inc.
March 30, 1999

               14. Except to the extent necessary to enable you to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, members or employees, or any affiliates thereof, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual, trust or association.

               15. In  selecting  brokers or dealers  to execute  purchases  and sales of portfolio securities for the Fund, you shall use your best efforts to obtain best execution, which includes most favorable net results and execution of your orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of transaction, and research services provided. The Fund acknowledges and agrees that you may obtain from broker-dealers supplemental research, market and statistical information for use with respect to the Fund in accordance with
          Section 28(e) under the Securities Exchange Act of 1934. The term "research, market and statistical information" includes, without limitation, advice as to the value of securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and performance of accounts. The Fund understands that such information will be in addition to and not in lieu of the services required to be performed by you under this Agreement and that your expenses will not necessarily by reduced as a result of the receipt of such information. The Fund also acknowledges that such information may be useful to you and your affiliates in providing services to clients other than the Fund and that not all such information will at all times be used by you in connection with the Fund. Finally, the Fund acknowledges that information provided to you and your affiliates by brokers and dealers through whom other clients of yours effect securities transactions may be useful to you in providing services to the Fund. The Fund understands that investment decisions for the Fund may not, at all times, be made independently from those of other accounts managed by you and your affiliates. In furtherance of the foregoing, the Fund agrees that, when the same securities are purchased for or sold by the fund and any such other accounts you may aggregate such orders, and you will allocate such purchases and sales in a manner deemed by you to be fair and equitable to all of the accounts, including the Fund.

               16. You make the following representations on both a present and continuing basis:

          A. You currently have a Code of Ethics meeting the requirements of 17CFR ss.270.17j-1. You are currently enforcing that code and will continue to maintain and enforce the code in accordance with both its letter and spirit.

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INVESTMENT ADVISORY AGREEMENT
Westcap Investors, LLC - Investors Research Fund, Inc.
March 30, 1999

          B. You will be in compliance with all requirements to have your record-keeping and administrative systems capable of handling the Year 2000 demands at the time such capability is required; provided, however, that you make no representation regarding the compliance of any unaffiliated person providing services to you. Upon meeting such requirements, you will provide written certification to the Fund that you have the requisite capability in place.

          C. You have competent emergency procedures in place to assure your continuing competent performance of your services hereunder in the event of an emergency.

          D. You will provide an prompt report to the Fund of any development which does or might affect your ability to service the Fund in accordance with this agreement, including any developments which may be covered under Section 9 of the Investment Company Act, as amended, or Rule 206(4)-4 under the Investment Adviser Act.

               5. All notices and communications to be made hereunder shall be in writing and shall be delivered to the Fund or to you, as the case may be, by U.S. certified mail, return receipt requested, postage prepaid, by commercial courier or by personal delivery, in each case to the address set forth in this Agreement or to such other person or address as shall be identified by written notice as provided herein. Any notice or communication sent by mail as aforesaid, shall be deemed delivered three (3) business days after deposit in the U.S. mail; any notice sent personally or by commercial courier shall be deemed delivered upon confirmation of receipt of such address.

               6. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and may be amended only by the written consent of both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of California; provided, however, that nothing herein shall be construed in a manner inconsistent with the Act, the Investment Advisers Act, or any rule or regulation thereunder. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

     If the foregoing is satisfactory to you, please indicate your acceptance by signing below,


                                        Very truly yours,

                                        INVESTORS RESEARCH FUND, INC.


                                        By:
                                            ------------------------------------
                                            Title:


ACCEPTED THIS ____ DAY OF MARCH, 1999

WESTCAP INVESTORS, LLC

By:
   ----------------------------------
   Title:

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